Exhibit 10.3

EMPLOYEE SEVERANCE AND RESTRICTIVE COVENANT AGREEMENT

     THIS EMPLOYEE SEVERANCE AND RESTRICTIVE COVENANT AGREEMENT (“Agreement”) is made as of this 30th day of September, 2004, by and between Halifax Corporation, a Virginia corporation (“Company”), and L.L. Whiteside (“Employee”).

BACKGROUND

     A. Pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated the date hereof by and among Company, Employee, AlphaNational Technology Services, Inc., a Texas corporation (“ANTS”), AlphaNational Acquisition Inc., a Delaware corporation, and certain shareholders of ANTS parties thereto, Company has agreed to acquire ANTS through the consummation of merger transactions more fully described in the Merger Agreement (the “Transactions”).

     B. Company and Employee desire to set forth certain arrangements in the event of Employee’s separation from the Company.

     C. It is a condition precedent to the respective obligations of the parties to the Merger Agreement to consummate the Transactions that Company and Employee enter into this Agreement.

     NOW, THEREFORE, in consideration of the facts, mutual promises, and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Office and Duties. During the term of this Agreement, Employee shall serve as Senior Vice President Service & Support of the Company and shall report to the President and Chief Executive Officer of the Company, which as of the date hereof is Charles L. McNew.

          2. Base Salary. In consideration of the services rendered by Employee to Company, Employee shall receive an annual base salary (“Base Salary”) of $193,000, payable in equal periodic installments in accordance with Company’s regular payroll practices in effect from time to time.

          3. Severance.

               (a) In the event Employee’s employment with Company is terminated for other than “Cause” or “Good Reason” (as defined below) or as permitted in Section 3(c) during the period beginning on the date hereof and ending on the third annual anniversary of the date hereof, Employee’s base salary shall continue as severance payments until, and terminate upon, the 12 month anniversary of the date of such termination. Upon termination of Employee’s employment with Company, whether for Cause or otherwise, Employee shall be entitled to any earned and unpaid benefits (other than base salary) up to the date of termination, provided, however, that Company may set off any amounts owed by Employee to Company or its affiliates (including but not limited to any unearned salary advances or outstanding loans)

against any payments due Employee hereunder (whether for severance or otherwise). The severance payments referenced above shall be payable during the applicable severance period specified above in accordance with Company’s regular payroll practices in effect and shall be subject to such withholding as may be required by applicable law.

               (b) For purposes of this Agreement, the term “Cause” shall mean the following: (i) if Employee is in material violation or breach of the terms of this Agreement or neglects or refuses to perform his employment duties reasonably assigned to him by the person referred to in Section 1 hereof as the person to whom Employee reports or fails to attempt in good faith to follow any material express written direction of any lawful rule or regulation established by the Company or its Board of Directors which is consistent with the scope of Employee’s employment duties and such neglect, refusal, violation or breach continues uncured for thirty (30) days following receipt by Employee of written notice of such breach (specifying in reasonable detail the basis therefore and stating that it is grounds for Cause); provided, however, the Employee shall be permitted to respond and to defend himself before the Board of Directors or any appropriate committee thereof within a reasonable period of time following written notification of any proposed termination; provided, further, however, that Employee shall have this cure right only twice during each twelve (12) consecutive month period; provided, further, that the cure provision contained in this Section 3(b)(i) shall not apply to any breaches of the covenants contained in Section 4 hereof; or (ii) if Employee commits fraud or theft against Company and/or its subsidiaries or affiliates or is convicted of a felony offense or any crime involving moral turpitude.

               For purposes of this Agreement, termination by Employee of employment with Company for “Good Reason” shall mean termination based on any of the following: (i) a reduction by Company in Employee’s salary, compensation or benefits (as set forth in Section 1 hereof or as increased at any time during the term of this Agreement); (ii) a demotion in Employee’s position with the Company from the position referenced in Section 1 hereof; (iii) a material breach by Company of the terms of this Agreement; or (iv) Company’s requiring Employee to be based more than 25 miles from the greater Fort Worth, Texas area.

               (c) The Company shall have the right to terminate Employee’s employment without the payment of severance (i) in the event of Employee’s death or (ii) if, due to any physical or mental illness, disability or incapacity, Employee is prevented from performing the essential functions of his employment duties for a period of not less than ninety (90) consecutive days or for an aggregate of one hundred fifty days during any period of twelve consecutive months, even with reasonable accommodations.

               (d) Recognition. Employee recognizes and accepts that (i) Employee is employed by Company on an “at will” basis, (ii) this Agreement does not guarantee or otherwise provide for employment and that, at any time and for any reason, Employee may resign or Company may terminate Employee’s employment with Company, and (iii) Company shall not, in any case, be responsible for any additional amount, severance pay, termination pay, severance obligation or other damages whatsoever arising from the termination of his employment, above and beyond those specifically provided for in this Agreement.

          4. Restrictive Covenants.

               (a) Employee will not, during the term of his employment with Company and for one year thereafter and in any event no earlier than two years from the date hereof (the “Restricted Period”), in any capacity (including, but not limited to, owner, member, partner, shareholder, consultant, advisor, financier, agent, employee, officer, director, manager or otherwise), whether directly, indirectly or through affiliates, within the State of Texas and within a 100 mile radius of the location of any office of Company or its subsidiaries or affiliates, for his own account or for the benefit of any person or entity, establish, engage in or be connected with (i) the Business (as defined herein) or (ii) any business which is similar to or in competition with the business conducted by Company (or any subsidiaries or affiliates thereof) during the Restricted Period.

               (b) Employee will not, during the Restricted Period, in any capacity (including, but not limited to, owner, member, partner, shareholder, consultant, advisor, financier, agent, employee, officer, director, manager or otherwise), whether directly, indirectly or through affiliates, for their own account or for the benefit of any other person or entity, including without limitation, a person or entity in (i) the Business or (ii) any business in competition with Company (or any subsidiaries or affiliates thereof) during the Restricted Period:

                    (i) Solicit, hire, contract, engage, retain, divert, induce or accept business from or otherwise take away or interfere with any customer of Company (or any subsidiaries or affiliates thereof) or any prospective customer of Company (or any subsidiaries or affiliates thereof) with which Company (or any subsidiaries or affiliates thereof) has had a substantial business contact during the Restricted Period for the purpose of providing the same or similar services or goods as that of Company (or any subsidiaries or affiliates thereof); and/or

                    (ii) Solicit, divert or induce any of the employees or consultants of Company (or any subsidiaries or affiliates thereof) to leave or to work for Employee or any person or entity with which Employee is connected.

               (c) Employee will not, at any time after the date hereof, whether directly, indirectly or through affiliates, disclose, communicate or divulge to any person or entity, or use for the benefit of any person or entity, any secret, confidential or proprietary knowledge or information with respect to the conduct or details of the business (including, without limitation, the Business) conducted by Company (or any subsidiaries or affiliates thereof) including, but not limited to, know-how, processes, customers, prospects, costs, pricing information, trade secrets, products, employees, agents, representatives, policies, marketing methods and strategies, finances, financial condition and suppliers.

               (d) Neither Company nor Employee will, at any time after the date hereof, whether directly, indirectly or through affiliates, publish or communicate disparaging or derogatory statements or opinions about the other (and with respect to the Company or ANTS, including but not limited to, disparaging or derogatory statements or opinions about Company’s, ANTS’ and/or their respective subsidiaries’ or affiliates’ management, products or services) to any third party. It shall not be a breach of this Section for either party to testify truthfully in any judicial or administrative proceeding or to make statements or allegations in legal filings that are based on his reasonable belief and are not made in bad faith.

               (e) Employee agrees that at no time will it take any action, directly or indirectly, to circumvent its respective obligations under, or to deprive Company (or its subsidiaries or affiliates) of any benefit intended by, any provision of this Agreement. Without limiting the generality of the foregoing, Employee shall not in any way assist or enable any person or entity to take any action that Employee is prohibited from taking himself pursuant to this Agreement.

               (f) Employee and Company agree that any breach by either party of the covenants and agreements contained in this Section 4 may result in irreparable injury to the other (including, with respect to the Company, its subsidiaries and affiliates) for which money damages may not adequately compensate the injured party and, therefore, in the event of any such breach, Employee or Company, as the case may be, shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to seek to have an injunction issued by any competent court of equity enjoining and restraining Employee or Company, as the case may be, and any other person or entity involved therein from continuing such breach.

               (g) If any portion of the covenants and agreements contained in this Section 4, or the application thereof, is construed to be invalid or unenforceable, then the other portions of such covenant(s) or agreement(s) or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions. If any covenant or agreement in this Section 4 is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

               (h) The term, “Business”, as used herein, means providing onsite computer/network repairs, help desk support, and related computer services.

               (i) This Section 4 shall be void and of no force and effect if Employee is terminated without Cause or if Employee terminates his employment for Good Reason.

          5. Miscellaneous.

               (a) Waivers and Amendments. This Agreement may be amended or modified only by a written instrument signed by all the parties. Neither the failure, nor any delay, on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, remedy, power or privilege hereunder, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege hereunder.

               (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware (notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary), and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

               (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(i)	If to Employee:

L.L. Whiteside
1618 Forest Bend Lane
Keller, TX 76248

(ii)	If to Company:

Halifax Corporation
5250 Cherokee Avenue
Alexandria, Virginia 22312
Attn: Joseph Sciacca, Chief Financial Officer
Telefax: (703) 658-2426

with a copy, given in the manner prescribed above, to

Blank Rome LLP
One Logan Square
Philadelphia, PA 19103
Attn: Barry H. Genkin, Esq.
Telefax: (215) 832-5514

     In addition, notice by mail shall be by air mail if posted outside of the continental United States.

     Any party may alter the addresses to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

               (d) Binding Nature of Agreement. The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns.

               (e) Assignment. This Agreement may not be assigned by Employee. Company, without the consent of Employee, may assign its rights and obligations hereunder to an affiliate thereof or in connection with a sale of substantially all of its assets.

               (f) Execution in Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

               (g) Provisions Severable. If any provision of this Agreement is construed to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

               (h) Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

               (i) Section Headings. The Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

               (j) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

[Signature page follows]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, intending to be legally bound hereby, as of the date first above written.

HALIFAX CORPORATION

By:

Name: Charles McNew
Title: President & CEO

EMPLOYEE:

L.L. WHITESIDE

[Signature Page to Employee Severance and Restrictive Covenant Agreement]